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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
LIPID SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2006

To our Stockholders:

        You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Lipid Sciences, Inc. (the "Company") to be held at our principal executive offices at 7068 Koll Center Parkway, Suite 401, Pleasanton, California on Thursday, June 1, 2006 at 8:00 a.m., Pacific Daylight Time. Enclosed are a notice to stockholders, a proxy statement describing the business to be transacted at the meeting, and a proxy card for use in voting at the meeting.

        At the Annual Meeting, you will be asked to vote on the important matters described in detail in the notice of the 2006 Annual Meeting and proxy statement accompanying this letter. There also will be an opportunity for you to ask questions and receive information about the business of the Company.

        Included with the proxy statement is a copy of the Company's Annual Report to stockholders. We encourage you to read the Annual Report. It includes information on the Company's operations as well as the Company's audited financial statements.

        Please take this opportunity to participate in the affairs of the Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.

        We look forward to seeing you at the meeting.

Sincerely,

S. Lewis Meyer, Ph.D. President, CEO and Director

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND DESIRE TO WITHDRAW YOUR PROXY, YOU MAY VOTE IN PERSON AND YOUR PROXY WILL BE WITHDRAWN.

7068 Koll Center Parkway, Suite 401—Pleasanton, CA 94566—Tel 925-249-4000—Fax 925-249-4040

April 26, 2006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 1, 2006

To our Stockholders:

        The 2006 Annual Meeting of Stockholders (the "Annual Meeting") of Lipid Sciences, Inc., a Delaware corporation (the "Company" or "Lipid Sciences"), will be held on Thursday, June 1, 2006 at 8:00 a.m., Pacific Daylight Time, at our principal executive offices located at 7068 Koll Center Parkway, Suite 401, Pleasanton, California for the purpose of considering and voting upon the following matters:

  1.
  To elect one person to serve as a Class I Director for a three-year term; and

  2.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        Only stockholders of record at the close of business on Monday, April 3, 2006 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

        All stockholders eligible to vote at the Annual Meeting are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder previously signed and returned a proxy.

By Order of the Board of Directors,

S. Lewis Meyer, Ph.D. President, CEO and Director

Pleasanton, California
April 26, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

i

Lipid Sciences, Inc.
7068 Koll Center Parkway, Suite 401
Pleasanton, California 94566

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        The enclosed proxy is solicited on behalf of the Board of Directors of Lipid Sciences, Inc. (the "Board") for use at the Company's Annual Meeting to be held on Thursday, June 1, 2006 at 8:00 a.m., Pacific Daylight Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices at 7068 Koll Center Parkway, Suite 401, Pleasanton, California.

        These proxy solicitation materials were mailed on or about April 26, 2006 to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

        Stockholders of record at the close of business on Monday, April 3, 2006 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 27,372,767 shares of the common stock of the Company, with a par value of $0.001 per share (the "Common Stock"), were issued, outstanding and entitled to vote at the Annual Meeting.

Revocability of Proxies

        Any proxy given in accordance with this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, at the address for the Company indicated above, a written notice of revocation or a duly executed proxy in either case bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

        If a stockholder's shares are held beneficially in "street" name through a nominee such as a broker, bank or other holder of record and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the meeting a letter from such nominee confirming the stockholder's beneficial ownership of the shares.

Solicitation

        Solicitation of proxies may be made by members of the Board ("Directors"), officers and other employees of the Company by personal interview, telephone, facsimile or other method. No additional compensation will be paid for such service. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the stockholders, will be borne by the Company. The Company may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

Vote and Quorum Required

        Holders of the Common Stock are entitled to one vote for each share held as of the Record Date. Votes may be cast either in person or by proxy.

        The presence, in person or by properly executed proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at such meeting. Shares of holders that are present in person or represented by proxy at the meeting, including shares that do not vote with respect to the proposal, will be counted for purposes of determining whether a quorum exists. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

        Proposal One:    Election of Director is by a plurality of the votes cast by the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. As a result, the nominee receiving the greatest number of votes for his election will be elected. Abstentions and broker "non-votes" and instructions on the accompanying proxy card to withhold authority to vote for the Director nominee will have no effect on the outcome of the election vote.

Vote for Matter on Proxy

        If the enclosed proxy card is properly signed and returned prior to the Annual Meeting with instructions on how to vote, the shares represented by such proxy will be voted in accordance with the stockholder's directions.

        If the enclosed proxy card is properly signed and returned prior to the Annual Meeting without instructions on how to vote, the shares represented by such proxy will be voted FOR the Director nominee listed on the proxy card.

Additional Matters at the Annual Meeting

        The Company does not know of any other matters that will be considered at the Annual Meeting. If a stockholder proposal that was excluded from this proxy statement is brought before the Annual Meeting, the proxies will be voted against the proposal. If any other matters arise at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

PROPOSAL ONE: ELECTION OF DIRECTOR

Nominees

        The Board is currently divided into three classes. Directors hold office for staggered terms of three years (or less if they are filling a vacancy) and until their successors are duly elected and qualified. One of three classes is elected each year at the Annual Meeting to succeed the Directors whose terms are expiring. As of the 2006 Annual Meeting, the terms for the Directors in Class I, II and III of the Board expire at the Annual Meeting of Stockholders held in 2009, 2007 and 2008, respectively. William A. Pope, a current Class I Director, is not standing for re-election. As a result, his term will expire at the 2006 Annual Meeting. The Board is not nominating another candidate for election at the 2006 Annual Meeting to serve as a Class I Director. As described below under "—The Company's Director Nomination Process", the Nominating and Corporate Governance Committee of the Board is actively evaluating candidates for addition to the Board.

        The Board has nominated S. Lewis Meyer to be elected at the Annual Meeting as a Class I Director.

        The Company expects the nominee for election as a Director at the Annual Meeting to be able to serve if elected. If the nominee is unable to serve if elected, proxies will be voted in favor of such substitute nominee as may be nominated by the Board.

        The principal occupation and certain other information is set forth below regarding the nominee for election at the Annual Meeting and the other members of the Board whose terms of office will continue after the Annual Meeting (with the exception of William A. Pope, whose term will expire at the Annual Meeting). Information about the stock ownership of the nominee and other Directors can be found on page 12.

The Board of Directors recommends
a vote FOR the nominee listed above.

Board of Directors

        The names of and certain other information regarding the members of the Board and the nominee are set forth in the table below. Ages are provided as of March 31, 2006.

Name	Age	Position with the Company
H. Bryan Brewer, Jr., M.D. (B)	67	Vice Chairman and Chief Scientific Director
S. Lewis Meyer, Ph.D. (A) (4)	61	President, CEO and Director
Bosko Djordjevic (B) (1) (2) (3) (4)	52	Director
Frank M. Placenti (B) (1) (2) (3) (4)	52	Director
William A. Pope (D) (1) (2) (3)	50	Director
Gary S. Roubin, M.D., Ph.D. (C) (1) (3)	57	Director

(A)
Nominated as Class I Director. If elected, term of office as a Director will continue until the Annual Meeting of Stockholders to be held in 2009 or until his successor has been duly elected and qualified or until his earlier resignation or removal.

(B)
Class II Director. Term of office as a Director will continue until the Annual Meeting of Stockholders to be held in 2007 or until his successor has been duly elected and qualified or until his earlier resignation or removal.

(C)
Class III Director. Term of office as a Director will continue until the Annual Meeting of Stockholders to be held in 2008 or until his successor has been duly elected and qualified or until his earlier resignation or removal.

(D)
Current Class I Director. Director is not standing for election at the 2006 Annual Meeting. As a result, term of office as a Director will terminate at the 2006 Annual Meeting.

(1)
Current member of the Nominating and Corporate Governance Committee.

(2)
Current member of the Audit Committee.

(3)
Current member of the Compensation Committee.

(4)
Current member of the Executive Committee.

        Pursuant to the Stock Purchase Agreement dated as of July 9, 2001 among Sun NZ LLC. ("Sun NZ"), NZ Corporation ("NZ") and Lipid Sciences, Inc., a privately held Delaware corporation ("Pre-Merger Lipid Sciences"), Sun NZ, a large stockholder of the Company, has the right to nominate one-third of the Company's Directors if our entire Board consists of nine or more persons or two Directors if our entire Board consists of eight or fewer persons. This right is subject to reduction or elimination if Sun NZ fails to meet minimum shareholding requirements set forth in such stock purchase agreement. Mr. Pope, a Director of the Company, is the President and a Director of Sun NMA, Inc. ("Sun NMA"), the Managing Member of Sun NZ. SunChase Holdings, Inc. is the principal stockholder of Sun NMA. Messrs. Pope and Placenti were both nominated by Sun NZ to be members of our Board. Mr. Pope has advised the Company that he does not currently intend to nominate a Director following the expiration of his term as a Class I Director at the 2006 Annual Meeting. His right to so nominate shall continue, however, as provided above.

H. Bryan Brewer, Jr., M.D.    Dr. H. Bryan Brewer, Jr. has served as a member of our Board since October 2002 and has been a member of the Company's Scientific Advisory Board since March 2001. Dr. Brewer was appointed Vice Chairman of our Board of Directors and Chief Scientific Director on May 16, 2005. In April 2005, Dr. Brewer became the Director of Lipoprotein and Atherosclerosis Research at the Cardiovascular Research Institute, MedStar Research Institute, Washington Hospital Center in Washington, D.C. From 1976 to March 2005, Dr. Brewer was the Chief of the Molecular Disease Branch at the National Heart, Lung, and Blood Institute, National Institutes of Health ("NIH"), in Bethesda, Maryland. His research led to the first published sequences for human plasma apolipoproteins, the initial determination of plasma apolipoproteins metabolism in normal and hyperlipidemic individuals, and the identification of multiple gene defects leading to genetic dyslipoproteinemias. More recently, Dr. Brewer pioneered the use of transgenic mice and rabbits, as well as recombinant adenovirus vectors to identify genes that modulate lipoprotein metabolism and the development of atherosclerosis. Dr. Brewer has been the recipient of the JD Lane Investigator Award from the Public Health Service, the Heinrich Wieland Prize from the Federal Republic of Germany and the Public Health Service Commendation, Meritorious Service and Distinguished Service medals from the NIH. He has served as a member of the Board of National Cholesterol Education Program, which established U.S. treatment guidelines for patients with hyperlipidemia. He has published more than 400 original reports and 70 reviews and book chapters on the subjects of genetic dyslipoproteinemias, lipoprotein metabolism, and atherosclerosis. Dr. Brewer earned his Bachelor of Science from Johns Hopkins University, and Doctorate of Medicine from Stanford University School of Medicine. He completed his internship and residency training in internal medicine at Massachusetts General Hospital in Boston, Massachusetts.

S. Lewis Meyer, Ph.D.    Dr. Meyer became the President and Chief Executive Officer of the Company in April 2003 and has served as a member of our Board since July 2002. He also is a member of the Executive Committee of the Board. From June 1993 until December 2001, Dr. Meyer served as President and Chief Executive Officer of Imatron, Inc., a publicly-held company engaged in designing, manufacturing and marketing a high performance electron beam tomography scanner. Imatron, Inc. was sold to General Electric Medical Systems in December 2001. Dr. Meyer was a founder, President and Chief Executive Officer of American Health Services Corp. (now Insight Health Services), a publicly-held developer and operator of a nationwide network of diagnostic imaging and treatment centers. Dr. Meyer has also served on the board of directors of a variety of public and private companies generally in the fields of medical devices and biotechnology. Dr. Meyer received his Bachelor of Science in physics from the University of the Pacific and his Master's and Doctorate degrees in physics from Purdue University.

Bosko Djordjevic.    Mr. Djordjevic has served on our Board since March 2004 and is currently a member of the Executive, Nominating and Corporate Governance, and Audit Committees of the Board. Mr. Djordjevic has had a long-term association with Lipid Sciences. He is a founder, significant stockholder and one of the original investors of Pre-Merger Lipid Sciences. In addition, from January 2000 until November 2000 he served as a member of the board of directors of Pre-Merger Lipid Sciences and was instrumental in the formation of the Company's Scientific Advisory Board. Over the past 20 years, Mr. Djordjevic has been an active private investor with experience in early, development-stage companies. He also has a broad business background which includes consulting to international engineering and construction firms, real estate development and experience in the entertainment industry.

Frank M. Placenti.    Mr. Placenti has served as a member of our Board since November 2001. He currently serves as the Company's Lead Independent Director, Chairman of the Executive, and Nominating and Corporate Governance Committees, and as a member of the Audit and Compensation Committees of the Board. Mr. Placenti has been a partner in the international law firm of Bryan Cave LLP since March 1997, where he heads the firm's Phoenix Corporate Finance and Transaction Practice Groups and serves as a Co-Leader of the firm's Transaction Client Service Group. His practice emphasizes the representation of public companies in mergers, acquisitions, financings and corporate governance matters. Mr. Placenti earned his Bachelor of Arts and Juris Doctorate from The Ohio State University.

William A. Pope.    Mr. Pope has served as a member of our Board since the merger of NZ and Pre-Merger Lipid Sciences in November 2001. He currently serves as Chairman of the Audit Committee, and as a member of the Nominating and Corporate Governance and Compensation Committees of the Board. Mr. Pope served as a Director of NZ since 1994 and as President and Chief Executive Officer from June 1994 until November 1997. He is presently Chairman and CEO of SunChase Holdings, Inc. and its parent, Sterling Pacific Assets, Inc. From 1993 to 2005, Mr. Pope served as President and Chief Executive Officer of SunChase Holdings, Inc. and its affiliated companies. Prior to 1993, Mr. Pope served as Executive Vice

President and Chief Operating Officer of SunChase Holdings, Inc. and its affiliated companies. SunChase Holdings, Inc. is engaged in the business of acquiring, developing, managing and marketing residential and commercial properties. Mr. Pope also is a Member of and the President and a Director of Sun NMA, Inc., the Managing Member of Sun NZ LLC, a large stockholder of the Company. SunChase Holdings, Inc. is the sole shareholder of SunChase Capital, Inc., which is the sole shareholder of Sun NMA, Inc. Mr. Pope also serves as a Corporate Board Member for Kids at Hope and serves on the Advisory Board for The Jason Kidd Foundation and Todd Thomas Foundation.

Gary S. Roubin, M.D., Ph.D.    Dr. Roubin has served on our Board since May 2000 and is currently a member of the Nominating and Corporate Governance and Compensation Committees of the Board. Dr. Roubin is currently Chairman, Department of Cardiac and Vascular Intervention at Lenox Hill Hospital in New York, a position he has held since 2004. He is also a Clinical Professor of Medicine at New York University School of Medicine. From 1997 to 2003, Dr. Roubin was Chief of Endovascular Services at Lenox Hill Hospital in New York. From November 1989 to October 1997, he was Professor of Medicine and Radiology and Director of the Cardiac Catheterization Laboratories and Intervention Cardiology Section at the University of Alabama at Birmingham Hospital. He is a Fellow of the Royal Australian College of Physicians, the American College of Cardiology, the Council on Clinical Cardiology of the American Heart Association, the Society for Cardiac Angiography and Intervention, Society for Vascular Medicine and Biology, and the International Society of Endovascular Specialists. Dr. Roubin attended medical school at the University of Queensland where he completed his degree in 1975. He received a Doctorate in Cardiovascular Physiology from Sydney University in 1983. In 1995, he was awarded a Doctorate in Medicine from the University of Queensland for his basic and clinical research in the development of coronary stenting.

The Company's Director Nomination Process

        The Nominating and Corporate Governance Committee may consider some or all of the following factors in the course of determining which candidates will be nominated to be a member of the Board:

  •
  the candidate's judgment, skill, diversity and experience with other organizations of comparable purpose, complexity and size and subject to similar legal restrictions and oversight;

  •
  the interplay of the candidate's experience with the experience of other members of the Board;

  •
  the extent to which the candidate would be a desirable addition to the Board and any committees thereof;

  •
  whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with the Company's management; and

  •
  the candidate's ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual's experience, perspective, skills, and knowledge of the industry in which the Company operates.

        The Board's process for identifying and evaluating nominees for Director consists mainly of evaluating candidates who are recommended by the Nominating and Corporate Governance Committee. The Board also, on a periodic basis, solicits ideas for possible candidates from a number of sources, including current members of the Board, senior level Company executives, individuals personally known to members of the Board, and the employment of one or more search firms. Stockholder nominations of Director candidates will be given the same consideration and evaluated with the same criteria as candidates that are recommended internally. Any stockholder who wishes to recommend a prospective Board nominee for the Nominating and Corporate Governance Committee to consider can write to Attn: Nominating and Corporate Governance Committee, Lipid Sciences, Inc., 7068 Koll Center Parkway, Suite 401, Pleasanton, California 94566.

        The Nominating and Corporate Governance Committee is actively evaluating candidates for addition to the Board, and the Board expects to appoint at least one additional Director to the Board by the earlier of June 1, 2007 or the 2007 Annual Meeting of Stockholders to fill the vacancy created as a result of Mr. Pope's decision to not stand for re-election. The Nominating and Corporate Governance Committee expects that such candidate will be an "independent director" as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules, will be "an audit committee financial expert" as defined by the rules and regulations of the SEC, will qualify as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules, and will serve as a member of the Audit Committee of the Board. Any persons so appointed will be submitted to the Company's stockholders for election at the 2007 Annual Meeting of Stockholders.

Board Meetings and Director Independence and Financial Sophistication

        Our Board currently consists of six Directors of which four Directors have been determined to be "independent" by the Board as such term is defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The Board held a total of five meetings during the fiscal year ended December 31, 2005. In addition to meetings, the Board and its committees reviewed and acted upon matters by unanimous written consent. During this period, each Director attended at least 75% of the aggregate of each of (i) the total number of meetings of the Board and (ii) the total number of meetings held by each committee of the Board on which he served, except Dr. Roubin who missed two of three meetings held by the Compensation Committee in 2005. The Company has a standing Executive Committee, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

        The Board has a policy of recommending that Directors attend the Annual Meeting of Stockholders. All of the Directors attended the 2005 Annual Meeting of Stockholders, except Dr. Brewer.

        The Board has determined that one of its members, Mr. Pope, possesses the attributes to be considered financially sophisticated for purposes of applicable Nasdaq Marketplace Rules and has the background to be considered an "audit committee financial expert" as defined by the rules and regulations of the SEC.

        Following the 2006 Annual Meeting, the Board will not have a Director that is financially sophisticated for purposes of the Nasdaq Marketplace Rules or that has the background to be considered an "audit committee financial expert" as defined by the rules and regulations of the SEC. As described under "—The Company's Director Nomination Process", the Nominating and Corporate Governance Committee is actively evaluating Director candidates who possess these qualifications, and the Board expects to appoint to the Board and the Audit Committee such a person by the earlier of June 1, 2007 or the date of the 2007 Annual Meeting of Stockholders.

        The Board has appointed Mr. Placenti to fill the role of Lead Independent Director. The Lead Independent Director's responsibilities include, among other things, facilitating communications among Directors, working with the President and Chief Executive Officer to ensure appropriate information flow to the Board, chairing an executive session of the independent Directors at regularly scheduled meetings as required by Nasdaq Marketplace Rule 4350(c)(2), overseeing the established process for stockholder communication with members of the Board, and acting as a liaison between the disinterested Directors and interested parties, in the case of transaction or other matters.

Stockholder Communications with the Board

        The Board has established a process for stockholders to communicate with members of the Board. All concerns, questions or complaints regarding our compliance with any policy or law, or any other Board related communication, should be mailed to Attn: Lipid Sciences, Inc. Director Communications, 7068 Koll Center Parkway, Suite 401, Pleasanton CA, 94566. All such communications will be received and reviewed by Deborah S. Lorenz, Vice President, Investor Relations and Corporate Communications who

will prepare a report for the Board or the Nominating and Corporate Governance Committee, as appropriate. In the case of accounting, audit or internal control matters, the Audit Committee will have the opportunity to discuss the inquiries and oversee any action as appropriate.

Board Committees

  Executive Committee

        The current members of the Executive Committee of the Board are Mr. Placenti, Mr. Djordjevic and Dr. Meyer. The principal function of the Executive Committee is to serve in an advisory capacity to the Board and as a resource for management. The Executive Committee does not have the power to act instead of or on behalf of the Board unless specifically authorized by the Board.

  Audit Committee

        The current members of the Audit Committee of the Board are Mr. Pope, Mr. Placenti and Mr. Djordjevic. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and to review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results, oversee activities, independence qualifications and performance of our independent accountants and to review the Company's financial control procedures and personnel. The Audit Committee held four meetings during the fiscal year ended December 31, 2005. The Board has determined that members Mr. Pope, Mr. Placenti and Mr. Djordjevic of the Audit Committee are "independent directors" as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The Board has determined that Mr. Pope is an "audit committee financial expert" as defined by the rules and regulations of the SEC and qualifies as a financially sophisticated audit committee member as required under Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules. Following the 2006 Annual Meeting, the Board will not have a Director that is financially sophisticated for purposes of the Nasdaq Marketplace Rules or that has the background to be considered an "audit committee financial expert" as defined by the rules and regulations of the SEC. Until a Director is appointed that possesses the requisite qualifications, the Audit Committee will not satisfy the compositional requirement under Nasdaq Marketplace Rule 4350(d)(2)(A). The Company intends to rely upon the cure period provided for under Nasdaq Marketplace Rule 4350(d)(4)(B), which provides that a Nasdaq-listed issuer under certain circumstances will have until the earlier of the next annual meeting of shareholders or one year from occurrence of the event that caused the failure to comply with the Audit Committee compositional requirement to comply with the requirement. As described under "—The Company's Director Nomination Process", the Nominating and Corporate Governance Committee is actively evaluating Director candidates who possess the requisite qualifications, and the Board expects to appoint to the Board and the Audit Committee such a person by the earlier of June 1, 2007 or the date of the 2007 Annual Meeting of Stockholders.

        On March 18, 2004, the Board approved an updated Audit Committee charter revised to reflect corporate governance developments and requirements under the federal securities laws and Nasdaq Marketplace Rules. Such charter was attached to the Company's 2004 Proxy Statement filed with the Securities and Exchange Commission on April 29, 2004.

  Compensation Committee

        The current members of the Compensation Committee of the Board are Mr. Placenti, Dr. Roubin, Mr. Pope and Mr. Djordjevic. The Compensation Committee determines compensation and benefits for Directors and the Company's executive officers. The Compensation Committee held three meetings during the fiscal year ended December 31, 2005. The Board has determined that each member of the

Compensation Committee is an "independent director" as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules.

  Nominating and Corporate Governance Committee

        The current members of the Nominating and Corporate Governance Committee are Mr. Placenti, Mr. Djordjevic, Dr. Roubin and Mr. Pope. The Nominating Committee reviews potential candidates for service on the Board. The Nominating and Corporate Governance Committee held one meeting during the fiscal year ended December 31, 2005. The nominee up for election as Director presently is a member of the Board and was recommended by the Nominating and Corporate Governance Committee and nominated for re-election by the Board. The Board has determined that each member of the Nominating and Corporate Governance Committee is an "independent director" as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules.

        The Board has adopted a formal charter of the Nominating and Corporate Governance Committee, effective as of March 18, 2004, addressing such matters as may be required under the federal securities laws and as required by Nasdaq Marketplace Rule 4350(c)(4)(B). Such charter was attached to the Company's 2004 Proxy Statement filed with the Securities and Exchange Commission on April 29, 2004.

Compensation of Directors

        Only non-employee Directors receive compensation for service on our Board. With the exception of Dr. Brewer, each non-employee Director is paid $2,500 per month. Non-employee Directors also receive $1,500 for each Board meeting attended and Directors who serve on committees of our Board are paid $1,500 for each committee meeting attended. Directors who serve on multiple committees of our Board are compensated for attendance at only one committee meeting if multiple meetings occur on the same day, except the per day maximum compensation shall not apply to an Executive Committee member's attendance at a meeting of the Audit Committee. All Directors are reimbursed for expenses incurred in connection with their service on our Board.

        Dr. Brewer was appointed Vice Chairman of our Board May 16, 2005. On May 16, 2005, we also entered into a consulting agreement (the "Consulting Agreement") with H. Bryan Brewer, Jr., M.D. and Washington Cardiovascular Associates, LLC ("WCA"), an entity beneficially owned by Dr. Brewer, pursuant to which WCA will provide the services of Dr. Brewer as Vice Chairman of the Board and Chief Scientific Director of the Company. So long as WCA is receiving payments pursuant to the Consulting Agreement, Dr. Brewer will not receive the monthly stipend paid to non-employee Directors. See "Management—Certain Relationships and Related Transactions".

        In connection with their initial election to the Board, each non-employee Director, other than Dr. Brewer, was granted an option to purchase 80,000 shares of our Common Stock. Dr. Brewer was granted options to purchase 120,000 shares of our Common Stock for his position on the Board of Directors. These options vest as to one-third of the shares subject to the option on the date of grant, with the remaining shares vesting in equal installments on the first and second annual anniversaries of the date of grant, subject to automatic acceleration of vesting if the Director is not nominated by the Board to stand for re-election or if nominated, is not reelected by our stockholders at any time prior to the second anniversary of the date of grant.

        During the 2003 fiscal year, Mr. Placenti and Dr. Meyer were granted options to purchase 220,000 and 170,000 shares of Common Stock, respectively, for their past and continuing service as members of the Executive Committee. These options carry the same vesting provisions as those awarded to non-employee Directors upon their initial election to the Board. Dr. Brewer was also granted options to purchase 150,000 shares of our Common Stock during the 2003 fiscal year pursuant to his consulting agreement with the Company entered into on September 18, 2003. These options vest equally over forty-eight months. Dr. Brewer's consulting agreement expired on September 17, 2004.

        During the 2004 fiscal year, Dr. Brewer was granted options to purchase 25,000 shares in recognition of his performance and contributions to our Board. These options vest as to one-half of the shares subject to the option on the date of grant, with the remaining shares vesting on the one year anniversary of the date of grant.

        During the 2005 fiscal year, the Company cancelled and re-granted 411,927 options which had been issued to Dr. Brewer in his capacity as a member of the Company's Board of Directors, Scientific Advisory Board and pursuant to his September 2003 consulting agreement. Additionally, Dr. Brewer was granted options to purchase 100,000 and 350,000 shares of our Common Stock during the 2005 fiscal year pursuant to his appointment of Chief Scientific Director and Vice Chairman of the Board of Directors, respectively. Such options shall vest in three annual installments on the first, second and third anniversaries of the date of grant.

        In the event of a change of control of the Company, the vesting of the Directors' stock option awards will fully accelerate and the stock options will be immediately exercisable.

        Mr. Placenti serves as a Director pursuant to an arrangement between the Company and Directorship Services, Inc., ("DSI"), a company that Mr. Placenti is a 100% beneficial owner of. Mr. Placenti's employment agreement with DSI obligates him to provide his services to the Company through DSI. Pursuant to such arrangement between the Company and DSI, the Company pays to DSI all fees for Board and committee service to which Mr. Placenti would be entitled through his service as a Director. Mr. Placenti does not receive in his individual capacity any such payment by the Company. Mr. Placenti is eligible to receive future option grants and expense reimbursements directly.

        Dr. Brewer serves as a Director pursuant to an arrangement between the Company and Washington Cardiovascular Associates, LLC. Pursuant to such arrangement between the Company and WCA, the Company pays to WCA all fees for Board service to which Dr. Brewer would be entitled through his service as a Director. Dr. Brewer does not receive in his individual capacity any such payment by the Company. Dr. Brewer is eligible to receive future option grants and expense reimbursements directly.

MANAGEMENT

Executive Officers

        Our Executive Officers, and their ages as of March 31, 2006, are as follows:

Name	Age	Position with the Company
S. Lewis Meyer, Ph.D.*	61	President, Chief Executive Officer and Director
Sandra Gardiner	40	Chief Financial Officer
Jo-Ann Maltais, Ph.D.	57	Vice President — Scientific Affairs
Dale L. Richardson	50	Vice President — Business Development

*
S. Lewis Meyer, Ph.D. Dr. Meyer became our President and Chief Executive Officer on April 14, 2003. Dr. Meyer's biography is located on page 5 under "Board of Directors."

Sandra Gardiner.    Ms. Gardiner became our Chief Financial Officer in September 2004. From January 2003 to August 2004, Ms. Gardiner was the Chief Accounting Officer for the Company, and from February 2001 to December 2002, Ms. Gardiner was the Controller and Director of Administration for the Company. From January 1994 to January 2001, she was associated with Cardima, Inc., a manufacturer of catheter-based systems to improve the diagnosis and therapy of electrophysiologic disorders, as Corporate Controller for the first four years and as Director of Finance and Administration for the last three years. Prior to joining Cardima, Ms. Gardiner served as Corporate Controller for Comac, Inc. from March 1991 to December 1993. Ms. Gardiner began her biotechnology career with Advanced Cardiovascular Systems, currently a division of Guidant, in 1988, holding several positions in the Internal Audit, Accounting and Finance departments. Ms. Gardiner received her Bachelor of Science in Managerial Economics from the University of California at Davis.

Jo-Ann Maltais, Ph.D.    Dr. Maltais became Vice President—Scientific Affairs in August 2000. Dr. Maltais has over 20 years of experience in research and product development, clinical trials, quality assurance and regulatory affairs, sales and marketing support and customer support of extracorporeal medical devices. From 1990 to 2000, she served in various executive positions for Gambro AG and its subsidiaries, most recently as the Head of Clinical and Scientific Affairs for Gambro Healthcare, Inc. Gambro AG is a company in the kidney dialysis industry. From 1984 to 1990, Dr. Maltais served as Manager, Corporate Microbiology for Minntech Corporation, a manufacturer of dialysis products. From 1979 to 1983, Dr. Maltais worked for the FDA. Dr. Maltais has a Bachelor of Science in Biology and Chemistry from Long Island University and a Doctorate in Microbiology from the University of New Hampshire and a Postdoctoral Fellowship at the University of Minnesota. She is the author of several scientific papers and inventor on twelve patents.

Dale L. Richardson.    Mr. Richardson became Vice President—Business Development in January 2003. From July 2000 to December 2002 he served as Vice President—Marketing and Sales. From 1996 to 2000, he was with Fresenius AG, a company in the kidney dialysis and apheresis industries, spending his last two years there as President and Chief Operating Officer of Fresenius Hemotechnology, Inc. For the two years prior to Fresenius, Mr. Richardson was Senior Vice President, Marketing and Sales for McKesson Corporation, a drug distribution company. Mr. Richardson began his career in the medical device industry with Davol, Inc., a medical products company and a subsidiary of C.R. Bard, Inc., in 1981 beginning as a sales representative and reaching the position of Vice President—Sales over an eight-year period. He then managed International Marketing, Sales and Marketing and was promoted to Vice President, Blood Management Products. Mr. Richardson received his Bachelor of Science in Business Administration from California State University, Hayward and his Master's in Business Administration from West Coast University in Los Angeles.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of January 31, 2006 (i) by each of our Directors, (ii) by each of our Named Executive Officers, (iii) by all Directors and Executive Officers as a group, and (iv) by each person who is known by us to own beneficially more than 5% of our Common Stock.

Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Common Stock Beneficially Owned(2)
Directors and Named Executive Officers
H. Bryan Brewer, Jr., M.D.	352,552(3)	1.3%
S. Lewis Meyer, Ph.D.	887,500(4)	3.1%
Bosko Djordjevic	1,341,328(5)	4.9%
Frank M. Placenti	300,000(6)	1.1%
William A. Pope	3,123,103(7)	11.4%
Gary S. Roubin, M.D., Ph.D.	245,902(8)	*
Sandra Gardiner	312,695(9)	1.1%
Marc Bellotti	315,902(10)	1.1%
Jo-Ann Maltais, Ph.D.	209,141(11)	*
Dale L. Richardson	312,484(12)	1.1%
Directors and Executive Officers as a group (10 persons)	7,084,705(13)	23.5%
5% Stockholders
KAI International, LLC 190 Woodlands Drive Thornlands, Queensland 4157 Australia	4,505,013(14)	16.5%
Robert E. & Margaret M. Petersen Living Trust 6420 Wilshire Boulevard Los Angeles, California 90048	2,104,456(15)	7.7%
Sun NZ, LLC 8601 N. Scottsdale Road Suite 238 Phoenix, Arizona 85253	2,960,362(16)	10.8%

*
Indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)
Unless otherwise indicated below, each stockholder named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

(2)
All shares of Common Stock subject to options currently exercisable or exercisable within 60 days after January 31, 2006, are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Percentage of ownership is based on 27,359,267 shares of Common Stock outstanding as of January 31, 2006.

(3)
Represents shares of Common Stock issuable upon exercise of stock options, of which 6,250 shares of Common Stock are subject to stock options that will become exercisable within 60 days of January 31, 2006.

(4)
Represents shares of Common Stock issuable upon exercise of stock options, including an incentive stock option to purchase 850,000 shares of Common Stock granted to Dr. Meyer under the terms of his prior employment agreement with the Company.

(5)
Includes shares of Common Stock issuable upon exercise of stock options, of which 26,667 shares of Common Stock are subject to stock options that will become exercisable within 60 days of January 31, 2006.

(6)
Represents shares of Common Stock issuable upon exercise of stock options.

(7)
Includes 97,477 shares of Common Stock issuable to Mr. Pope upon exercise of stock options. Based on information contained in the Schedule 13D (Amendment No. 4) filed by Sun NZ, Sun NMA, Inc. and William A. Pope with the Securities and Exchange Commission (the "SEC") on April 20, 2004, Sun NZ owns 2,960,362 shares of Common Stock. Mr. Pope, as the President and a Director of Sun NMA, the Managing Member of Sun NZ, is deemed to have beneficial ownership and shared voting and dispositive power with respect to the shares of Common Stock owned by Sun NZ. Also, Mr. Pope is deemed a beneficial owner of 9,876 shares of Common Stock he holds as custodian for his children and 46,802 shares of Common Stock that Mr. Pope holds indirectly through Sterling Pacific Assets, Inc., which he controls. The total number of shares beneficially owned by Mr. Pope includes an aggregate of 1,511,724 shares of Common Stock issued by the Company to Mr. Pope, directly, or indirectly as custodian for his children, and to Sun NZ and Sterling Pacific Assets, Inc., in December 2003 pursuant to rights granted to them, directly or indirectly, in connection with the merger of NZ Corporation and Pre-Merger Lipid Sciences.

(8)
Includes shares of Common Stock issuable upon exercise of stock options.

(9)
Represents shares of Common Stock issuable upon exercise of stock options, of which 84,745 shares of Common Stock are subject to stock options that will become exercisable within 60 days of January 31, 2006.

(10)
Represents shares of Common Stock issuable upon exercise of stock options. Mr. Bellotti resigned as Vice President, Research and Development of the Company effective December 31, 2005. In accordance with the terms of his Separation Agreement and Release, 155,902 option shares will expire on December 31, 2006 and 160,000 option shares will expire on March 31, 2007, after which all beneficially owned shares subject to stock options that have not been exercised will be forfeited.

(11)
Represents shares of Common Stock issuable upon exercise of stock options, of which 33,238 shares of Common Stock are subject to stock options that will become exercisable within 60 days of January 31, 2006.

(12)
Represents shares of Common Stock issuable upon exercise of stock options, of which 59,055 shares of Common Stock are subject to stock options that will become exercisable within 60 days of January 31, 2006.

(13)
Includes shares of Common Stock issuable upon exercise of stock options, of which 209,955 shares of Common Stock are subject to stock options that will become exercisable within 60 days of January 31, 2006. The aggregate number of shares beneficially owned by Directors and Executive Officers does not include shares beneficially owned by Mr. Bellotti, as he was not employed as an Executive Officer of the Company as of December 31, 2005.

(14)
Based on information (i) contained in the Schedule 13D, Schedule 13D (Amendment No. 1) and Schedule 13D (Amendment No. 2) filed by KAI International, LLC ("KAI International"), Bill E. Cham and Tania R. Chase with the SEC on December 10, 2001, February 4, 2003 and November 28, 2005, respectively, and (ii) contained in a Form 4 filed by KAI International, Dr. Cham and Ms. Chase with the SEC on November 28, 2005, KAI International is the record owner of 1,325,013 shares of Common Stock and each of three trusts settled by KAI International for tax and estate planning purposes under the laws of Vanuatu, South Pacific. The trusts are known as The Arukai Trust, The Roel Trust and The Chameleon Trust (collectively, the "Trusts"), and each is the record owner of 1,060,000 shares of Common Stock. As reported by KAI International, Dr. Cham and Ms. Chase: (a) Ms. Chase is the managing member of KAI International and has the sole power to vote 100% of the shares held by KAI International and to dispose of 100% of the shares held by KAI International; (b) Dr. Cham resigned as a managing member of KAI International on April 13, 2005 and has only a pecuniary interest in, and is not a beneficial owner of, the shares of the Company's common stock owned by KAI International; (c) the transfers by KAI International to the Trusts were made without consideration; (d) none of KAI International, Dr. Cham or Ms. Chase has direct or indirect control over the Trusts; (e) each of the Trusts has an independent trustee; (f) as a result of the transfer of shares to each of the Trusts, each of KAI International, Dr. Cham and Ms. Chase ceased to be a beneficial owner of five percent or more of shares of the Company's common stock; and (g) as a result of the transfer of shares to each of the Trusts, each of KAI International, Dr. Cham and Ms. Chase ceased to be subject to reporting requirements under Section 16 of the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, based on information available to the Company and the Company's understanding of applicable legal principles under the federal securities laws, the Company believes that Ms. Chase and Dr. Cham have or may be deemed to have beneficial ownership and shared voting and dispositive power with respect to the shares of Common Stock held by KAI International and the shares of Common Stock held by each of the Trusts. The Company understands that Ms. Chase and Dr. Cham are primary beneficiaries of each of the Trusts. As a result, the Company is disclosing the shares held by KAI International and the Trusts on an aggregated basis.

(15)
Based on the information contained in the Schedule 13D filed by the Robert E. Petersen & Margaret M. Petersen Living Trust (the "Trust"), and its trustees, Robert E. Petersen and Margaret M. Petersen, with the SEC on December 10, 2001 and Form 4 filings on June 17, 2003, June 20, 2003, June 23, 2003, June 24, 2003 and June 30, 2003. According to such filings, Mr. and Mrs. Petersen are deemed to have beneficial ownership and shared voting and dispositive power with respect to all of the shares owned by the trust based on their status as the trustees of the Trust.

(16)
Based on information contained in the Schedule 13D (Amendment No. 4) filed by Sun NZ, Sun NMA and William A. Pope with the SEC on April 20, 2004, Sun NZ owns 2,960,362 shares of Common Stock, including 1,480,181 shares of Common Stock issued to Sun NZ by the Company in December 2003 pursuant to rights granted to it in connection with the merger of NZ Corporation and Pre-Merger Lipid Sciences. Mr. Pope, as the President and Director of Sun NMA, the Managing Member of Sun NZ, is deemed to have beneficial ownership and shared voting and dispositive power with respect to the shares of Common Stock owned by Sun NZ.

Executive Compensation

        The following table sets forth the total compensation received in the years ended December 31, 2005, 2004 and 2003 by our Chief Executive Officer and the four other most highly paid Executive Officers of the Company who were serving as Executive Officers at the end of fiscal year ended December 31, 2005. We refer to these Executive Officers as the "Named Executive Officers."

Summary Compensation Table

Long Term Compensation
Annual Compensation
Name and Principal Position				Securities Underlying Options	All Other Compensation($)
	Year	Salary($)	Bonus($)
S. Lewis Meyer, Ph.D. President and Chief Executive Officer	2005 2004 2003	290,000 290,000 207,647(1)	— — —	— — 1,020,000(2)	1,440(3) 1,440(3) 696(3)
Dale L. Richardson Vice President—Business Development	2005 2004 2003	242,415 232,415 232,415	34,608 26,015 —	36,054 — 140,000	1,152(3) 1,152(3) 1,152(3)
Marc Bellotti Former Vice President— Research and Development(4)	2005 2004 2003	242,415 232,415 232,415	29,608 26,119 —	39,488(5) — 160,000	1,152(3) 1,152(3) 1,152(3)
Sandra Gardiner Chief Financial Officer(6)	2005 2004 2003	205,000 182,304 180,000	34,608 34,015 —	34,744 — 200,000	1,094(3) 902(3) 864(3)
Jo-Ann Maltais, Ph.D. Vice President—Scientific Affairs	2005 2004 2003	182,875 175,000 175,000	19,444 9,049 —	23,238 — 40,000	1,008(3) 1,008(3) 1,008(3)

(1)
Dr. Meyer became the President and Chief Executive Officer of the Company on April 14, 2003. Accordingly, the salary amount with respect to fiscal year ended December 31, 2003 is a prorated amount reflecting the amount he was paid during the fiscal year ended December 31, 2003 for services performed as President and Chief Executive Officer.

(2)
Includes options to purchase 170,000 shares of Common Stock that were granted to him in his capacity as a member of our Board prior to his appointment as President and Chief Executive Officer.

(3)
The amount under the heading "All Other Compensation" represents premiums paid by the Company for term life insurance for the benefit of the Named Executive Officer.

(4)
Mr. Bellotti resigned as the Vice President, Research and Development of the Company effective December 31, 2005.

(5)
Mr. Bellotti's 2005 option grant covering 39,488 shares of Common Stock was cancelled in connection with his resignation effective December 31, 2005.

(6)
Ms. Gardiner became Chief Financial Officer in September 2004. Prior to becoming Chief Financial Officer, Ms. Gardiner was the Chief Accounting Officer of the Company, a position she held from January 2003 until her appointment to Chief Financial Officer.

Option Grants in Fiscal 2005

        The following table sets forth certain information with respect to stock options to purchase shares of our Common Stock granted during fiscal year ended 2005. During 2005, options to purchase a total of 738,463 shares of our Common Stock were granted under the Lipid Sciences, Inc. 2001 Performance Equity Plan and 411,927 shares of our Common Stock were granted under the Lipid Sciences, Inc. 2000 Stock Option Plan. The Company did not grant to any of the Named Executive Officers in the fiscal year ended December 31, 2005 stock appreciation rights. Options granted to new employees generally expire on the tenth anniversary of the date of grant and generally vest over four years at a rate of 12.5% of the underlying shares on the sixth month following the grant date, with the remaining shares vesting monthly on a ratable basis thereafter. Options have an exercise price equal to fair market value on the date of grant and are generally exercisable for three months following the option holder's termination of employment without cause, one year in the event the termination is due to disability and by the option holder's legal beneficiaries for one year following an option holder's death.

        On March 10, 2005, the Board granted all employees of the Company, with the exception of Dr. Meyer, additional options to purchase Common Stock. As a result of these option grants, Mr. Richardson, Mr. Bellotti, Ms. Gardiner and Dr. Maltais were granted options to purchase 36,054, 39,488, 34,744 and 23,238 shares of Common Stock, respectively. All of the above options shall fully vest and be exercisable upon approval by the Federal Drug Administration ("FDA") of the Company's Investigational Device Exemption ("IDE") relating to selective HDL Selective Delipidation, provided that such FDA approval occurs on or before March 10, 2006. If FDA approval of such application has not been granted by March 10, 2006, the options will terminate on such date. In December 2005, the Company filed an IDE application with the Center for Devices and Radiological Health ("CDRH") of the FDA for their review. In January 2006, the FDA granted conditional approval of the IDE to allow the Company to begin a human clinical trial with the Company's Plasma Delipidation System-2 (PDS-2). The Company was granted this approval on the condition that within 45 days it would submit a response to the questions and observations made by the FDA. The Company submitted its response to the FDA on February 22, 2006, within the required 45 days. On February 28, 2006, the Board determined that the conditions to vesting of these options had been satisfied. Prior to beginning our human clinical trial, we must also obtain approval from the Institutional Review Board of the Washington Hospital Center and submit that approval to the FDA.

        The options have an exercise price equal to fair market value on the date of grant. The options are generally exercisable for three months following the option holder's termination of employment without cause, one year in the event the termination is due to disability and by the option holder's legal beneficiaries for one year following an option holder's death. There is no assurance provided to any Named Executive Officer or any other holder of the Company's securities that the potential realizable values shown on this table, which are based on assumed 5% and 10% annual rates of compounded stock price appreciation over the ten-year term of the options as required by the rules of the Securities Exchange

Commission, will be realized. Actual gains, if any, on option exercises are dependent on the future performance of our Common Stock and market conditions.

	OPTION GRANTS IN FISCAL 2005 Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	5%($)	10%($)
Dale L. Richardson	36,054	3.1	3.70	03/10/2015	83,894	212,605
Marc Bellotti	39,488	3.4	3.70	03/10/2015	—(1)	—(1)
Sandra Gardiner	34,744	3.0	3.70	03/10/2015	57,577	145,912
Jo-Ann Maltais, Ph.D.	23,238	2.0	3.70	03/10/2015	54,073	137,031

(1)
Mr. Bellotti resigned as the Vice President, Research and Development of the Company prior to the vesting of the option shares. Such option shares were cancelled on the date of his resignation, December 31, 2005.

Option Exercises During Fiscal 2005 and Option Holdings As of December 31, 2005

        The following table sets forth certain information concerning the exercise of stock options by each of our Named Executive Officers and relating to number of shares of Common Stock underlying unexercised options held by the Named Executive Officers as of the end of fiscal year ended December 31, 2005. The value realized represents the difference between the aggregate closing selling price of the shares on the date of exercise less the exercise price paid. The value of unexercised in-the-money options as of the fiscal year ended December 31, 2005, is based upon the closing price of our Common Stock on December 30, 2005, of $2.42 per share, as reported on the Nasdaq National Market, minus the exercise price, multiplied by the number of shares issuable upon exercise of the option. These values have not been, and may never be, realized.

AGGREGATED OPTION EXERCISES IN FISCAL 2005
AND FISCAL 2005—END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005($)(1)
	Number of Shares Acquired Upon Exercise
Name		Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
S. Lewis Meyer, Ph.D.	—	—	887,500	212,500	975,375	325,125
Dale L. Richardson	—	—	253,429	71,055	138,488	49,701
Marc Bellotti(2)	—	—	315,902	—	227,200	—
Sandra Gardiner	—	—	227,950	84,745	212,999	71,001
Jo-Ann Maltais, Ph.D.	—	—	175,903	33,238	28,400	14,200

(1)
The values of the options do not include the value of "underwater" options (e.g. options with a fair market value lower than the exercise price).

(2)
Mr. Bellotti resigned as Vice President, Research and Development of the Company effective December 31, 2005. In accordance with the terms of his Separation Agreement and Release, 155,902 option shares will expire on December 31, 2006 and 160,000 option shares will expire on March 31, 2007, after which all beneficially owned shares subject to stock options that have not been exercised will be forfeited.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        Following is information regarding employment contracts, termination of employment and change-in-control arrangements for our Named Executive Officers.

        Employment Agreement with Dr. Meyer.    Dr. Meyer became the Company's President and Chief Executive Officer on April 14, 2003. The Company entered into an employment agreement with Dr. Meyer, effective April 14, 2006 upon expiration of his previous employment agreement. The new agreement has a term of two years and sets forth the terms and conditions of his employment with, and the compensation he is entitled to receive from, the Company in connection with his service as President and Chief Executive Officer. Under his employment agreement, Dr. Meyer is paid an annual base salary of $290,000 and is eligible to earn an annual discretionary cash bonus. Dr. Meyer will also be eligible to participate in the retirement, medical, disability and life insurance plans applicable to senior officers of the Company. Dr. Meyer may terminate his employment by resigning upon 90 days written notice. The Company may also terminate Dr. Meyer's employment for cause. If Dr. Meyer resigns or the Company terminates his employment for cause, Dr. Meyer will be entitled to his accrued compensation and benefits only. If the Company terminates Dr. Meyer's employment without cause, Dr. Meyer will be entitled to the right to enter into a consulting arrangement with the Company for a period equal to the lesser of the remaining term of the agreement and 12 months. As consideration for Dr. Meyer's consulting services, Dr. Meyer will continue to receive salary and benefits from the Company during the period he serves as a consultant.

        Employment Agreements with Ms. Gardiner and Mr. Richardson.    Ms. Gardiner and Mr. Richardson have an employment agreement with the Company. The employment agreements, which were amended in July 2003, contain substantially similar provisions. The initial term of each agreement is for three years and automatically renews for additional one-year terms upon the expiration of the initial term unless either the Company or the Executive Officer gives notice at least 90 days prior to the expiration of the current term of the party's intent not to renew. In February 2006, the Compensation Committee reviewed the performance of Ms. Gardiner and Mr. Richardson and determined to let the employment agreements automatically renew for an additional one-year term, ending June 30, 2007. Either the Executive Officer or the Company may terminate the agreement and the Executive Officer's employment, without cause, upon thirty days written notice. However, if the Executive Officer's employment is terminated by the Company other than for good cause, the employment agreement provides for the Executive Officer to continue to receive salary and benefits for 12 months, subject to the Executive Officer executing a release of claims. However, if the Executive Officer obtains new full-time employment during the 12-month severance period, any salary paid to the Executive Officer pursuant to his or her new employment will be offset against the amount the Company is obligated to pay. In addition, the Executive Officer's right to continued benefits terminates early if the Executive Officer becomes eligible to participate in a subsequent employer's benefit plans. The Company may condition the receipt of severance on the Executive Officer entering into a consulting agreement with Company.

        Employment Agreement with Dr. Maltais.    Dr. Maltais has an employment agreement with the Company. The initial term of the agreement is for one year and automatically renews for additional one-year terms upon the expiration of the initial term unless either the Company or Dr. Maltais gives notice at least 60 days prior to the expiration of the current term of the party's intent not to renew. Either Dr. Maltais or the Company may terminate the agreement and Dr. Maltais' employment, without cause, upon thirty days written notice. However, if Dr. Maltais' employment is terminated by the Company other than for good cause, the employment agreement provides for Dr. Maltais to enter into a consulting arrangement with the Company for four months. As consideration for Dr. Maltais' consulting services, Dr. Maltais will continue to receive salary and benefits from the Company during the period she serves as a consultant. However, if Dr. Maltais obtains new full-time employment during the consulting period, any salary paid to Dr. Maltais pursuant to her new employment will be offset against the amount the Company is obligated to pay under the consulting arrangement.

        Separation Agreement with Mr. Bellotti.    On December 28, 2005, the Company entered into a Separation Agreement and Release with Marc Bellotti, effective as of December 31, 2005, in connection with Mr. Bellotti's resignation from his position as Vice President of Research and Development. In consideration for a general release of claims: (1) Mr. Bellotti's stock option granted on July 2, 2001 covering 155,902 shares of Common Stock was amended so that the stock option may be exercised until December 31, 2006 (such stock option previously would have expired three months following Mr. Bellotti's resignation) and (2) Mr. Bellotti's stock option granted on March 14, 2003 covering 160,000 shares of Common Stock was amended so that the stock option is immediately exercisable as to all of the shares (such stock option previously would have become fully vested as to the remaining 40,000 unvested shares on March 14, 2006).

        Stock Option Agreements.    All of the Named Executive Officers have entered into stock option agreements with the Company. The stock option agreements provide that in the event of a change in control of the Company, the vesting of the Executive Officers' stock option awards will fully accelerate and be immediately exercisable.

Compensation Committee Interlocks and Insider Participation

        Bosko Djordjevic, Frank M. Placenti, William A. Pope, and Gary S. Roubin, M.D., Ph.D., served on our Compensation Committee in 2005. In 2005, no member of our Compensation Committee served as an officer or employee of the Company. During 2005, none of our Executive Officers served on the board of directors or compensation committee of another company that had an Executive Officer serve on our Board or our Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and Executive Officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such Officers, Directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

        To the Company's knowledge, based solely on our review of copies of such forms received by the Company with respect to fiscal 2005, or written representations from certain reporting persons, we believe that during fiscal 2005 all of our Directors and Executive Officers and persons who own more than 10% of our Common Stock have complied with the reporting requirements of Section 16(a) except for the filing by KAI International, Dr. Cham and Ms. Chase of a Form 4 on November 28, 2005 reporting three transactions, two of which occurred in August 2005. As noted in Footnote (14) to the table under "—Security Ownership of Certain Beneficial Owners and Management," KAI International, Dr. Cham and Ms. Chase reported in the Form 4 filed on November 28, 2005 that each of such persons is no longer subject to Section 16 of the Exchange Act.

Certain Relationships and Related Transactions

        Prior to the merger with NZ, Pre-Merger Lipid Sciences entered into a Stock Purchase Agreement dated as of July 9, 2001 with Sun NZ pursuant to which Pre-Merger Lipid Sciences purchased 1,505,402 shares of NZ Common Stock at a price per share of $8.00. Sun NZ is a large stockholder of the Company and William A. Pope, a Director of the Company, is the President and a Director of the Managing Member of Sun NZ. The stock purchase agreement also provides for the right of Sun NZ to nominate one-third of our Directors if our entire Board of Directors consists of nine or more persons or two Directors if our entire Board of Directors consists of eight or fewer persons, subject to reduction or elimination of those rights if Sun NZ fails to meet minimum shareholding requirements. The right of Sun NZ to nominate some of our Directors is set forth in our Articles of Incorporation.

        In December 1999, we entered into an Intellectual Property License Agreement to obtain the exclusive worldwide rights to certain patents, trademarks, and technology with Aruba International Pty. Ltd., an Australian company controlled by Bill E. Cham, Ph.D., a founding stockholder of Pre-Merger Lipid Sciences and one of our former Directors. As consideration for the license, we issued Aruba 4,677,060 shares of our common stock valued at $250,000. Under this agreement, we are obligated to pay Aruba a continuing royalty on revenue in future years, subject to a minimum annual royalty amount of $500,000, 10% of any External Research Funding initiated by Dr. Cham and received by us to further this technology, as defined in the agreement, and $250,000 upon commencement of our initial human clinical trial utilizing the technology under the patents. In satisfaction of the initial $500,000 royalty payment due in 2000, we paid Aruba cash of approximately $350,000 and issued Aruba 66,817 shares of our Common Stock valued at $150,000. Prior to the merger of NZ and Pre-Merger Lipid Sciences, Aruba transferred all of its shares of Pre-Merger Lipid Sciences Common Stock to KAI International and the shares were converted into shares of our Common Stock pursuant to the merger. Our initial human clinical trial in Australia commenced during the three month period ended June 30, 2002, triggering our obligation to pay $250,000 under the agreement. For the years ended December 31, 2005, 2004 and 2003, we expensed an aggregate of approximately $500,000, $500,000 and $500,000, respectively, related to this agreement. In November 2004, all rights, title, interest and obligations covered under the Intellectual Property License Agreement were assigned to Aruba International B.V., a Netherlands company controlled by Dr. Cham.

        We have entered into indemnification agreements with each of our Directors and Executive Officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with Lipid Sciences.

        On May 16, 2005 we entered into a consulting agreement with H. Bryan Brewer, Jr., M.D., a Director of the Company, and Washington Cardiovascular Associates, LLC ("WCA"), an entity beneficially owned by Dr. Brewer, pursuant to which WCA will provide the services of Dr. Brewer as the Company's Chief Scientific Director commencing on the effective date of the agreement until its expiration on May 16, 2008. Upon expiration of the initial term, the agreement automatically renews for an additional three-year term unless we or WCA give at least 30 days notice of intent not to renew. As consideration for Dr. Brewer's services as Chief Scientific Director, we are required to pay WCA annual fees of $395,000 and have granted to Dr. Brewer a non-qualified option award of 100,000 shares of our common stock to vest in three equal annual installments on the first, second and third anniversaries of the consulting agreement. For the year ended December 31, 2005, approximately $247,000 was charged to operations for fees related to the consulting agreement and approximately $75,000 was recorded as non-cash compensation charges related to the stock option awarded to Dr. Brewer under the consulting agreement.

        As described under "PROPOSAL ONE: ELECTION OF DIRECTOR—Compensation of Directors," on May 16, 2005 the Company cancelled and re-granted 411,927 options which had been issued to Dr. Brewer in his capacity as a member of the Company's Board of Directors and as a member of the Company's Scientific Advisory Board.

REPORT OF THE COMPENSATION COMMITTEE

        As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy, based upon the business needs of the Company and consistent with stockholders' interests, to administer the Company's executive compensation plans, programs and policies, to monitor corporate performance and its relationship to compensation of Executive Officers, including the President and Chief Executive Officer, and to make appropriate recommendations concerning matters of compensation. During the year ended December 31, 2005, the Compensation Committee consisted of four independent (as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules), non-employee Directors: Frank M. Placenti, Bosko Djordjevic, William A. Pope and Gary S. Roubin, M.D., Ph.D.

        Compensation Philosophy.    The major goals of the compensation program are to align compensation with the attainment of key business objectives and to enable the Company to attract, retain and reward capable executives who can contribute to the continued success of the Company. Three key goals form the basis of compensation decisions for all employees of the Company:

  •
  To attract and retain the most highly qualified management and employee team;

  •
  To pay competitively compared to similar companies and to provide appropriate reward opportunities for achieving high levels of performance compared to similar organizations in the marketplace; and

  •
  To motivate executives and other employees to achieve the Company's annual and long-term business goals and encourage behavior toward the fulfillment of those objectives.

        Consistent with this philosophy, the Company's executive compensation program consists of base salary, annual cash incentive opportunities, participation in equity-based incentive plans and standard benefits.

        Factors.    Since the Company is in the development stage, the use of traditional performance standards (such as profit levels and return on equity) is not appropriate in evaluating the performance of the Executive Officers. In particular, the unique nature of the biotechnology and medical device industries, specifically the absence of revenues and the fact that larger market forces have a greater impact on the Company's stock performance than actual Company achievements, makes it difficult to tie performance objectives to standard financial considerations. The primary factors that were considered in establishing the components of each Executive Officer's compensation package for the fiscal year ended December 31, 2005 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as different measures of strategic performance, for future fiscal years.

        Base Salary.    The Compensation Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with similar companies in comparable stages of development.

        Base salary represents the fixed component of the executive compensation program. Determination of base salary levels is established on an annual review of marketplace competitiveness with similar companies, and on individual performance. Periodic increases in base salary relate to individual contributions evaluated against established objectives, relative marketplace competitiveness levels, length of service, and the industry's annual competitive pay practice movement.

        Stock Plan.    Executive Officers of the Company are eligible to receive awards under the Company's 2001 Performance Equity Plan. The primary objective of granting stock options to Executive Officers is to provide an incentive to employees to make decisions and take actions that maximize long-term stockholder value. Subject to the terms of the Company's 2001 Performance Equity Plan, the Compensation Committee determined the terms and conditions of the stock options granted to Executive Officers, including the exercise price and vesting schedule applicable to each stock option.

        Compensation for the President and Chief Executive Officer.    In addition to the factors described above for all Executive Officers, the Compensation Committee considers the degree to which the Company has attained the strategic objectives identified for a particular year in determining the compensation of the President and Chief Executive Officer. The Compensation Committee may also consider the achievement of any other individual goals that have been established for the President and Chief Executive Officer.

        Dr. Meyer has been the Company's President and Chief Executive Officer since April 14, 2003. Dr. Meyer's salary for the fiscal year 2005 was determined in accordance with his employment agreement. His salary is to be reviewed annually by the Compensation Committee and his annual performance bonus is set at the discretion of the Board, based on the achievement of certain performance objectives. In addition, under the terms of his employment agreement, the Company reimburses Dr. Meyer for all reasonable out-of-pocket expenses incurred by him that are related to the business of the Company. In reviewing Dr. Meyer's compensation for 2005, the Compensation Committee considered the overall status of the Company and its research and development efforts during the year, as well as the number of options held by Dr. Meyer. The Compensation Committee determined that the Company should continue to pay Dr. Meyer the annual salary provided for under his employment agreement. The Compensation Committee will continue to review Dr. Meyer's and the Company's progress to reach various milestones and determine appropriate bonus amounts in the future. The Compensation Committee also recommended to the Board that the Company enter into a new employment agreement with Dr. Meyer for a term of two years effective upon the expiration on April 14, 2006 of his existing agreement with the Company. The new agreement shall have terms substantially similar to those in his existing agreement.

        Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to publicly held companies for compensation in excess of $1 million paid to a "covered employee," with such term being defined in a manner consistent with the definition of "named executive officer" under Item 402 of Regulation S-K, with limited exceptions. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company generally intends to structure the stock options granted to its Executive Officers in a manner that complies with this statute to mitigate any disallowance of deductions under Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be in excess of the limit when the Compensation Committee believes such payment is appropriate, after taking into consideration changing business conditions, the Executive Officer's performance and the best interests of the Company's stockholders.

        Summary.    The Compensation Committee believes its compensation strategy, principles and practices result in a compensation program tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company.

Lipid Sciences, Inc. Compensation Committee Members:
Bosko Djordjevic, Chair* Frank M. Placenti William A. Pope Gary S. Roubin, M.D., Ph.D.
*
On August 24, 2005, the Board of Directors accepted Mr. Placenti's resignation as Chair of the Compensation Committee and appointed Mr. Djordjevic as Chair of the Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

        During the year ended December 31, 2005, the Audit Committee of the Board consisted of William Pope,* Frank M. Placenti, and Bosko Djordjevic, each of whom is independent as defined in Nasdaq Marketplace Rule 4200(a)(14). The Board of Lipid Sciences has determined that Mr. Pope is an "audit committee financial expert" as defined by the rules and regulations of the SEC and qualifies as a financially sophisticated audit committee member as required under Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules. The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The management of Lipid Sciences is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and the Company's internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States. The independent auditors are responsible for expressing an opinion as to the Company's financial statements in conformity with accounting principles generally acceptable in the United States of America.

        In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as currently in effect. The Audit Committee also considered whether the provision by the Company's independent auditors of non-audit services to the Company is compatible with maintaining the independent auditor's independence. Finally, the Audit Committee received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as currently in effect, and has discussed the independent auditors' independence with the independent auditors.

        The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audits of the Company's financial statements have been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company's auditors are in fact "independent."

        The Committee has been advised by Lipid Sciences that the total fees billed in fiscal year 2005 by Deloitte & Touche LLP, the Company's independent auditors, related to 2005 work were $191,450. Of that amount, an aggregate of $164,150 was for their audit of the Company's annual financial statements for the fiscal year ended December 31, 2005, and for their review of the interim financial statements included in the Company's quarterly reports on Form 10-Q for the 2005 fiscal year. The fees of Deloitte & Touche LLP for all other services rendered to the Company during the fiscal year ended December 31, 2005 totaled $27,300, and was primarily for other audit related services. Deloitte & Touche LLP was not engaged by Lipid Sciences during fiscal 2005 to perform any non-audit services or financial information systems and design services. The Audit Committee believes the non-audit services provided by Deloitte & Touche LLP are compatible with maintaining their independence.

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in Lipid Sciences' annual report on Form 10-K for the last fiscal year ended December 31, 2005. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates the information by reference in such filing.

Lipid Sciences, Inc. Audit Committee Members:
William Pope, Chair* Frank M. Placenti Bosko Djordjevic
*
On August 24, 2005, the Board of Directors appointed Mr. Pope a member and Chair of the Audit Committee, replacing Richard G. Babbitt, who passed away on August 6, 2005.

INDEPENDENT PUBLIC ACCOUNTANTS

        In accordance with its charter, the Audit Committee of the Board has selected Deloitte & Touche LLP as the Company's principal independent public accountants to perform the audit of the Company's financial statements for fiscal year 2006. Deloitte & Touche LLP audited the Company's financial statements for its fiscal year ended December 31, 2005. In addition to performing the audit of our consolidated financial statements, Deloitte & Touche provided various other services during fiscal years 2005 and 2004. The Board expects that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting and will be available to respond to appropriate questions.

        The Audit Committee has reviewed the audit and non-audit services performed by Deloitte & Touche LLP, as well as the fees charged for such services. In addition, for the fiscal year ending on December 31, 2006, the Audit Committee has reviewed the audit and non-audit services proposed to be performed by Deloitte & Touche LLP, as well as the fees proposed to be charged by Deloitte & Touche LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence.

Fees Paid to Accountants for Services Rendered During Fiscal Year 2005

        For the fiscal years ended December 31, 2005 and 2004, professional services were performed by our principal accountants Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte & Touche") in connection with the audit of the Company's annual financial statements and the review of the financial statements included in the Company's Forms 10-Q for such fiscal years.

  Audit and Audit-Related Fees

        The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of the Company's annual financial statements for the years ended December 31, 2005 and December 31, 2004 and fees billed for other services rendered by Deloitte & Touche during those periods. Amounts for 2004 include fees billed in 2004 and 2005 for work related to the 2004 audit. Amounts for 2005 include fees billed in 2005 and 2006 for work related to the 2005 audit.

	2005	2004
Audit Fees(1)	$256,425	$157,360
Audit-Related Fees(2)	36,307	5,950

Total	$292,732	$163,310

(1)
Includes fees billed for the audit of the Company's annual financial statements included in the Company's Annual Report on Form 10-K, reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q, and internal control reviews.

(2)
Includes accounting costs related to an equity offering and accounting consultations.

  Tax and All Other Fees

        Tax-related and all other fees incurred by Deloitte and Touche for fiscal 2005 and 2004 consisted of the following:

	2005	2004
Tax Fees	$—	$75,601	(1)
All Other Fees	—	—
Total	$—	$75,601

(1)
Includes $57,154 paid to Deloitte & Touche related to tax compliance and planning, and $18,447 paid to Deloitte and Touche related to tax advice and representation with respect to an audit of the November 30, 2001 tax year for NZ Corporation by the Internal Revenue Service.

        The Audit Committee has determined that the non-audit services provided by Deloitte & Touche to us in 2005 is compatible with Deloitte & Touche maintaining their independence.

PERFORMANCE GRAPHS

        The first graph compares the cumulative total stockholder return for the Common Stock with the cumulative total return for the Nasdaq Stock Market Index and the Nasdaq Biotechnology Index over a fifty-four month period, beginning June 30, 2001, and ending December 31, 2005. The indices used in this performance graph are different from those used in years prior to the merger of NZ and Pre-Merger Lipid Sciences. Prior to the merger, the business of NZ was primarily as a real-estate holding and short-term lending company; whereas we are a development-stage, biotechnology company. Also, prior to the merger, NZ's common stock traded on the American Stock Exchange; whereas our Common Stock trades on the Nasdaq National Market. We believe the Nasdaq Stock Market Index and the Nasdaq Biotechnology Index provide a relevant comparison for future reporting by us.

        The second graph compares the cumulative stockholder return for NZ's common stock with the cumulative return for the AMEX Market Index and an industry index composed of SIC Code index 6510 companies (Real Estate Operators and Lessors) and SIC Code index 6153 companies (Short-Term Business Credit Institutions) over approximately a three-year period, beginning on December 31, 1998 and ending November 29, 2001, the closing date of the merger of NZ and Pre-Merger Lipid Sciences. The AMEX Market Index and SIC Code 6510 index were used by NZ in prior years and are included this year for comparative purposes. The SIC Code 6150 index, which was also used by NZ in prior years, was not included this year since, to our knowledge, there are no longer any publicly-traded companies classified under that SIC Code. The SIC Code 6153 index has been included because we believe it provides a relevant comparison to NZ's performance.

        The total stockholder return assumes (i) the investment of $100 at the beginning of the period in the Common Stock and each of the applicable indices and (ii) the reinvestment of all dividends.

COMPARISON OF 54-MONTH CUMULATIVE TOTAL RETURN
AMONG LIPID SCIENCES, INC., NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX AND
NASDAQ BIOTECHNOLOGY INDEX

ASSUMES $100 INVESTED ON JUNE 30, 2001

LIPID SCIENCES, INC. (DELAWARE)

	Cumulative Total Return
	6/01	9/01	12/01	3/02	6/02	9/02	12/02	3/03	6/03	9/03	12/03	3/04	6/04	9/04	12/04	3/05	6/05	9/05	12/05
LIPID SCIENCES, INC. (DELAWARE)	100.00	165.41	182.59	130.59	109.39	61.18	28.94	22.82	49.18	50.35	84.24	117.65	103.06	117.88	86.12	95.29	114.82	69.88	56.94
NASDAQ STOCK MARKET (U.S. & FOREIGN)	100.00	68.27	85.23	86.37	74.40	65.57	64.92	60.16	73.02	83.95	90.62	94.81	92.82	90.06	93.11	90.61	89.69	102.32	108.66
NASDAQ BIOTECHNOLOGY	100.00	74.00	74.21	53.96	49.89	45.59	41.28	42.92	49.28	52.41	57.9	59.47	57.30	56.27	60.08	59.87	62.21	71.16	76.71

COMPARISON OF 3-YEAR CUMULATIVE TOTAL RETURN AMONG LIPID SCIENCES, INC.,
AMEX MARKET INDEX AND SIC CODE INDICES (6510 AND 6153)

ASSUMES $100 INVESTED ON DECEMBER 31, 1998

	Cumulative Total Return
	December 31,
				November 29, 2001
	1998	1999	2000
LIPID SCIENCES, INC.	100.00	52.17	31.30	87.13
AMEX MARKET INDEX	100.00	129.18	134.67	124.43
SIC CODE 6510 INDEX	100.00	75.48	30.15	52.89
SIC CODE 6153 INDEX	100.00	83.30	83.08	97.15

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

        Proposals of stockholders of the Company which are intended to be presented at the Company's 2007 Annual Meeting of Stockholders and included in the Company's proxy soliciting material must be received by the Secretary of the Company, in accordance with rules of the Securities and Exchange Commission, no later than December 27, 2006.

        Proposals of stockholders of the Company which are intended to be presented at the Company's 2007 Annual Meeting of Stockholders, but are not intended to be included in the Company's proxy soliciting material, must be received by the Secretary of the Company no earlier than February 1, 2007 and no later than March 2, 2007.

2005 ANNUAL REPORT

        The Company's 2005 Annual Report, including audited financial statements for the fiscal years ending December 31, 2005, 2004 and 2003, are being forwarded to each person who is a stockholder of record as of April 3, 2006, together with this proxy statement.

        A copy of the Company's 2005 Annual Report on Form 10-K is available without charge to those stockholders who would like more detailed information concerning the Company. If you desire a copy of that document, please send a written request to Investor Relations, Lipid Sciences, Inc., 7068 Koll Center Parkway, Suite 401, Pleasanton, California 94566, telephone: (925) 249-4031, or email: info@lipidsciences.com.

THE BOARD OF DIRECTORS

Pleasanton, California
April 26, 2006

        YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

LIPID SCIENCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

        The signatory hereby appoint(s) Sandra Gardiner, with full power of substitution, the lawful attorney and proxy of the signatory to vote as designated on the reverse side, and, in her discretion, upon such other business as may properly be presented to the meeting, all of the shares of LIPID SCIENCES, INC. which the signatory shall be entitled to vote at the Annual Meeting of Stockholders to be held on June 1, 2006, and at any adjournments or postponements thereof.

        This proxy, when properly executed, will be voted in the manner directed by the stockholder(s) signing on the reverse side. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED ON THE REVERSE SIDE. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying proxy statement.

        PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES.

(TO BE SIGNED ON REVERSE SIDE)

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.	☒	Votes must be indicated in Black or Blue ink
LIPID SCIENCES, INC.'s Board of Directors recommends a vote FOR the nominee listed below
Election of Director	To change your address mark this box ☐
☐ FOR the nominee listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for the nominee listed below.
Nominee: S. Lewis Meyer, Ph.D.
Please date and sign exactly as name(s) appear(s) hereon. If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual.

Date	Stockholder sign here	Co-Stockholder here

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TABLE OF CONTENTS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE: ELECTION OF DIRECTOR
MANAGEMENT
Summary Compensation Table
AGGREGATED OPTION EXERCISES IN FISCAL 2005 AND FISCAL 2005—END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT PUBLIC ACCOUNTANTS
PERFORMANCE GRAPHS
COMPARISON OF 54-MONTH CUMULATIVE TOTAL RETURN AMONG LIPID SCIENCES, INC., NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX AND NASDAQ BIOTECHNOLOGY INDEX
ASSUMES $100 INVESTED ON JUNE 30, 2001
LIPID SCIENCES, INC. (DELAWARE)
COMPARISON OF 3-YEAR CUMULATIVE TOTAL RETURN AMONG LIPID SCIENCES, INC., AMEX MARKET INDEX AND SIC CODE INDICES (6510 AND 6153)
ASSUMES $100 INVESTED ON DECEMBER 31, 1998
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
2005 ANNUAL REPORT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS